As filed with the Securities and Exchange Commission on September 9, 2005
                                                                Registration No.
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       SECURED DIGITAL APPLICATIONS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

                    Delaware                              84-1357927
        (State or Other Jurisdiction of              (I.R.S. Employer
        Incorporation or Organization)              Identification No.)


                                11, Jalan 51A/223
                               46100 Petaling Jaya
                               Selangor, Malaysia
                               011 60 3 7956-7026

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                              Patrick Soon-Hock Lim
                             Chief Executive Officer

                       Secured Digital Applications, Inc.
                                11, Jalan 51A/223
                               46100 Petaling Jaya
                               Selangor, Malaysia
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 WITH COPIES TO:
                               Jay McDaniel, Esq.
                                McDaniel Law Firm
                            345 State Route 17 South
                         Upper Saddle River, N.J. 07458
                                 (201) 299-2081
                                 (646) 365-3265 Fax

        Approximate date of commencement of proposed sale to the public:

     From time to time, at the discretion of the selling shareholders, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

------------------------------------------- ----------------------- ----------------------- --------------------- -----------------
Title of Each Class of Securities to be     Amount to be            Proposed Maximum        Proposed Maximum      Amount of
Registered                                  Registered              Offering Price per      Aggregate Offering    Registration Fee
                                                                    Unit (1)                Price (1)
------------------------------------------- ----------------------- ----------------------- --------------------- -----------------
Shares of Common Stock                      10,739,809              $0.11                   $1,181,378           $139.05
------------------------------------------- ----------------------- ----------------------- --------------------- -----------------

(1) Estimated in accordance with Rule 457(c) solely for the purpose of computing the amount of the registration fee based on the average of the high and low sales price of the Registrant's common stock on the over-the-counter bulletin board on September 8, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                     SUBJECT TO COMPLETION, DATED SEPTEMBER 9, 2005

                                   PROSPECTUS

                       Secured Digital Applications, Inc.

                        10,739,809 Shares of Common Stock

This prospectus relates to the public offering of 10,739,809 shares of our common stock that are owned by the persons named in this prospectus under the caption "Selling Stockholders." The shares of common stock are being registered to permit the selling stockholders to sell the shares in the public market. The selling stockholders may from time to time offer all or a portion of these shares of common stock through public or private transactions, through transactions completed through the Over-the-Counter Bulletin Board or on any other securities exchange on which our common stock may be traded. The shares were issued by Secured Digital Applications to the selling stockholders through
(i) an offering under Rule 506 of Regulation D, which commenced on July 5, 2005 and ended on August 30, 2005 and (ii) in sales to non-United States persons under Rule 904 of Regulation S. The selling stockholders may sell the shares through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled "Plan of Distribution" beginning on page 13. We cannot assure you that the selling stockholders will sell all or any portion of the shares offered in this prospectus.

The selling stockholders will receive all of the net proceeds from the sale of the shares of common stock offered by this prospectus, but will pay all selling and other expenses. We have paid the expenses of preparing this prospectus and the related registration expenses.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol "SDGL." The last reported sales price for our common stock on September 8, 2005 was $0.10 per share.


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
          THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK.
                    SEE "RISK FACTORS" BEGINNING ON PAGE 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

              The date of this prospectus is September ____, 2005.

                                TABLE OF CONTENTS

                                                                    Page

Where You Can Find More Information.................................. 4
Forward-Looking Statements........................................... 5
The Company ......................................................... 6
Risk Factors......................................................... 7
Use of Proceeds......................................................13
Plan of Distribution.................................................13
Description of Securities............................................15
Legal Matters........................................................16
Experts..............................................................16

                       WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission. You may read and copy any of these documents at the SEC's Public Reference Room at 450 Fifth St., NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC' s website at www.sec.gov. The SEC website contains reports, proxy and information statements, and other information regarding electronic filers.

The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be an important part of this prospectus. Any information that we incorporate by reference is automatically updated and superseded if information contained in this prospectus modifies or replaces that information. In addition, any information that we file with the SEC after the date of this prospectus will update and supersede the information in this prospectus. You must look at all of


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
our SEC filings that we have incorporated by reference to determine if any of the statements in a document incorporated by reference have been modified or superseded.

We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all of the shares registered hereby have been sold:

     o    Our annual report on Form 10-KSB for the year ended December 31, 2004;

     o Our quarterly reports on Form 10-QSB for the quarters ended March 31, 2005 and June 30, 2005.

     o Our current reports on Form 8-K filed on August 18, 2005, August 3, 2005, July 22, 2005, May 16, 2005, April 26, 2005, April 18, 2005 and
          January 26, 2005.

     o    Our definitive information statement filed on June 9, 2005.

You may request additional copies of these filings (except for exhibits, unless the exhibits are specifically incorporated by reference into the filing) at no cost, by writing or telephoning us at the following address or phone number:

                       Secured Digital Applications, Inc.
            11, Jalan 51A/223 46100 Petaling Jaya Selangor, Malaysia
                       Attention: Chief Financial Officer
                               011 60 3 7956-7026

You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.



                           FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

These statements include, but are not limited to:

     o our liquidity and capital resources, operating expenses, future expenditures, our plans for the future operation and development of our business, our ability to implement our business plans; and

     o    trends in industry activity generally.


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

In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                                   THE COMPANY

Secured Digital Applications, Inc., and its subsidiaries, (the "Company" or "We"), is a developer and provider of practical applications for digital technology. We operate principally in Malaysia, through a number of subsidiary companies, and have three principal lines of business. The first line of business involves the development of value-added applications and services for information technology systems, the development of Internet content, broadband network operation, and the sale at wholesale and retail of devices that utilize broadband networks and of biometric security devices. Our second line of business is the retail sales, services and applications provided through our majority-owned subsidiary, Gallant IT Holdings, Sdn Bhd, which is a Tier 1 Apple reseller and operates three retail outlets in Malaysia. Our third line of business is the development, integration and provision of secured shipping and supply chain management services. Our ongoing operations specifically include:

     o    the  development  and  operation  of a wireless  broadband  network in
          Malaysia,   used   principally   as  a  backhaul   service  for  other
          telecommunications providers;

     o    the development of interactive, multimedia content for the Internet;

     o the development, licensing and/or sale of specific products and applications that utilize the capacities of a broadband network. These include the EyStar SmartHome Console, broadband modems, biometric systems and Internet-based cameras and accessories;

     o the sale of Apple computer products and related services, as well as products manufactured by other companies intended for use with Apple products.

     o    the sale, rental and servicing of material handling equipment.

     o    Ocean transportation intermediary and logistics services.

     We are actively seeking to develop additional lines of business. These include additional services for secured shipping and a Voice Over Internet Protocol (VOIP) telephone service. Our efforts to expand into these additional lines of business have not yet generated significant revenue for the Company. We also have previously announced the Company's intention to establish operations in the United States, but have not yet established an operational presence outside of Malaysia. We are continuing our efforts to develop operations outside of Malaysia that meet management's criteria for stability and potential profitability.

                                  RISK FACTORS

If you purchase shares of our common stock, you will take on a financial risk. In deciding whether to invest, you should consider carefully the following factors, the information contained in this prospectus and the other information to which we have referred you. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.


                   RISKS RELATED TO OUR BUSINESS AND INDUSTRY

IF SECURED DIGITAL'S LICENSE IS ALTERED OR REVOKED, SECURED DIGITAL WOULD BE UNABLE TO IMPLEMENT ITS BUSINESS PLAN.

Secured Digital believes that the wireless broadband license Secured Digital has obtained from the Government of Malaysia is material to Secured Digital's business as a facilities-based and network service provider. Any material alteration or revocation of the license would have a material adverse effect on Secured Digital and would prevent Secured Digital from implementing its business plan. The Government of Malaysia has the unilateral right to revoke Secured Digital's license upon thirty days' notice. In addition, while Secured Digital currently believes that it has the only license granted by the Government of Malaysia, the Government may issue additional licenses to Secured Digital's competitors, which could also have a material adverse effect on it.

IF SECURED DIGITAL IS UNABLE TO SUCCESSFULLY IMPLEMENT ITS BUSINESS PLAN, THE COMPANY'S FINANCIAL CONDITION WOULD BE IMPAIRED.

If Secured Digital is unable to successfully implement its business plan, Secured Digital's financial condition and performance would be impaired. Secured Digital's business plan and strategy include numerous elements that may be difficult or costly to execute, and Secured Digital may not be successful in implementing these elements and can provide no assurance that it will do so. Secured Digital seeks to exploit technology that often does not have well-established markets and in which there is great competition. Secured Digital has had limited experience in developing and implementing the biometric and the technology solutions that it seeks to market. Further, Secured Digital's ability to develop its new business of providing supply chain management and secure shipping services is unproven. Thus, even if Secured Digital successfully


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

implements its business plans, there may be insufficient demand for Secured Digital's products and services, in which event Secured Digital will not generate sufficient revenues to offset Secured Digital's planned expenditures, thereby having an adverse effect on Secured operations and financial condition.

THE FAILURE OF THIRD  PARTIES  WITH WHOM SECURED  DIGITAL DOES  BUSINESS TO MEET
SECURED  DIGITAL'S   REQUIREMENTS   COULD  ADVERSELY  AFFECT  SECURED  DIGITAL'S
BUSINESS.

Secured Digital is principally an integrator of information and communications technologies. Secured Digital's business plans and operations rely greatly on Secured Digital's ability to obtain and incorporate products and services provided by other third party providers into the products and services that it provides to its own customers. For example, Secured Digital relies on third party providers to supply the hardware and software utilized in its biometric technology applications and relies on third-party providers for Internet connections and international gateways. Secured Digital procures its products through agreements with other providers, a number of which are also actual or potential competitors. The agreements that Secured Digital has entered into may not be exclusive and are generally terminable according to their terms. The third-party providers also may not be able to provide products or services in sufficient amounts or of the necessary quality to meet the needs of Secured Digital. Likewise, the products or services that Secured Digital relies on may not be adequate for Secured Digital's purposes. The failure of one or more of these companies to meet Secured Digital's needs could adversely affect Secured Digital's business and results of operations. Some of these companies may also be Secured Digital's competitors and, accordingly, in the future, they may be unwilling to provide Secured Digital with the products or services it requires. These companies may also decide to dedicate their resources and networks to other communications companies or to facilitate their own growth and, as a result, elect to scale back or terminate the services they provide to Secured Digital. The failure of any of these third parties to perform could prevent or delay the implementation of Secured Digital's business plan, limit the types of services Secured Digital can provide to its customers and potential customers and adversely impact Secured Digital's relationship with its customers. Any of these occurrences could have an adverse effect on Secured Digital's business, results of operations and financial condition.

THE INABILITY TO RAISE CAPITAL IN THE FUTURE ON A TIMELY BASIS MAY ADVERSELY AFFECT OUR ABILITY TO FUND OUR OPERATIONS.

Secured Digital will require substantial capital to fund its planned capital expenditures and operations. Secured Digital does not expect to be able to generate sufficient cash from operations to provide the necessary capital to execute all aspects of Secured Digital's business plan. If Secured Digital is unable to generate sufficient cash from its operations or raise capital as needed, Secured Digital will be unable to pursue or execute its current business plan and fund its operations.

SECURED DIGITAL'S BUSINESS AND INDUSTRY ARE SUBJECT TO EXTENSIVE REGULATIONS THAT COULD CHANGE AT ANY TIME AND RESTRICT SECURED DIGITAL'S ABILITY TO COMPETE WITH ITS COMPETITORS.

The Malaysian communications industry (including spectrum allocation and usage) is highly regulated by the Malaysian government. Regulations that govern Secured Digital's business in building a wireless network could change at any time, which could adversely affect the way Secured Digital conducts its VISIONET business. Secured Digital may incur substantial costs in complying with these regulations, and failure to comply with applicable rules and regulations could result in Secured Digital having to pay penalties or its license being revoked by the government. Except for the deployment of VISIONET, this risk factor does not have a significant impact on Secured Digital's other businesses.


FAILURE TO HIRE OR RETAIN QUALIFIED PERSONNEL COULD HURT SECURED DIGITAL'S BUSINESS.

Secured Digital's future success and performance is dependent on its ability to identify, train and retain experienced technical and marketing personnel. Secured Digital faces significant competition for employees with the skills required for its business. There can be no assurance that Secured Digital will succeed in attracting and retaining the services of qualified and experienced technical and marketing personnel.

THE MARKETS IN WHICH SECURED DIGITAL OPERATES ARE VERY COMPETITIVE AND INCREASED COMPETITION COULD ADVERSELY AFFECT SECURED DIGITAL.

The markets  for  security  products  and  applications  and  broadband  network facility services are highly competitive. For broadband services, Secured Digital expects to encounter competition from domestic Internet Service Providers, often referred to as ISPs. Many of the competing ISPs have, or can be expected to have greater financial, marketing and other resources than Secured Digital. However, following the repositioning of VISIONET as a backhaul service network, this risk factor no longer has a material impact on Secured Digital's future business and operation.

For security products and applications, Secured Digital expects competition from companies that offer conventional security products and solutions like card access system. No assurance can be given that we will be able to compete successfully with these entities.

THE COMPANY'S SECURED SHIPPING AND SUPPLY CHAIN MANAGEMENT BUSINESSES ARE ALSO SUBJECT TO UNIQUE INTERNATIONAL ECONOMIC AND COMPETITIVE RISKS WHICH COULD ADVERSELY AFFECT CORPORATE PROFITABILITY AND STOCK PRICE

Secured Shipping Services

We have sought to enter the secured shipping business, servicing exporters in Malaysia and elsewhere in Asia, with goods destined for United States ports. We have established a material handling subsidiary and in August 2005 acquired a freight logistics company and a majority interest in a freight forwarding company. The company has not generated significant revenues from these activities through the second quarter of 2005.

The markets for sales, rental and service of material handling equipment, shipping and logistics businesses and in shipping services are highly competitive where price competition is intense and customer loyalty is low. There can be no assurance that our material handling business will be competitive in the respective industries. Secured Digital will also face competition from more established third party logistic providers and freight forwarders that have similar plans like Secured Digital to provide supply chain management and secured shipping services in Malaysia. In particular, there are unique risks associated with the secured shipping business that could adversely impact corporate profitability and stock performance. These include, but are not limited to, unforeseen competition and expenses, global economic forces beyond the Company's control, and delays and problems often encountered with international businesses, including increased capital requirements or management's underestimate of initial and ongoing costs which could impact bottom-line marginal profitability. In addition, the Company's secured shipping and supply chain management services are subject to diverse international competition and the potential inability to profitably integrate the various aspects of the import-export supply chain link which includes compliance with United States customs and border patrol regulations and laws, and freight forwarders, customs brokers and domestic transporters.

THE INTERNATIONAL NATURE OF SECURED DIGITAL'S OPERATIONS SUBJECT SECURED DIGITAL TO SPECIAL RISKS.

Secured Digital currently operates primarily in Malaysia and utilizes services and products acquired in other countries and/or produced in the Pacific Rim, including Singapore, Thailand, South Korea, Indonesia and China, as well as the United States. Secured Digital therefore faces special risks related to operating in international markets, which Secured Digital may not be able to overcome. The following are some of the risks inherent in doing business in Malaysia and other non-U.S. markets:

     o unanticipated changes in regulatory requirements, tariffs, customs, duties and other trade barriers;

     o limitations on Secured Digital's flexibility in structuring foreign investments imposed by regulatory authorities;

     o    longer payment cycles and problems in collecting accounts receivable;

     o    political and economic risks;

     o translation and transaction exposure from fluctuations in exchange rates of other currencies; and

     o potentially adverse tax and cash flow consequences resulting from operating in multiple countries with different laws and regulations.

                        RISKS RELATED TO OUR COMMON STOCK

THERE IS A LARGE NUMBER OF SHARES OUTSTANDING AND THE RESALE OF SHARES PREVIOUSLY ISSUED IN THE REGULATION D OFFERING AND IN SALES TO NON-UNITED STATES PERSONS UNDER REGULATION S MAY DEPRESS THE PRICE OF THE STOCK.

As of August 30, 2005, there were 133,736,378 issued shares of the Company's common stock, including 6,387,580 shares of treasury stock. In addition, we had outstanding 1,750,000 options and 4,600,000 warrants to purchase shares of common stock.

This prospectus relates to the resale of 10,739,809 shares of common stock acquired by the selling stockholders (i) through a Regulation D offering which commenced on July 5, 2005 and closed on August 30, 2005 or (ii) through an offering exempt from registration under Regulation S. These shares, sold to the selling stockholders through an exemption under Rule 506 of Regulation D of the Securities and Exchange Act of 1933, and to non- United States persons under Rule 904 of Regulation S of the Securities Act of 1933. All of the shares covered by this prospectus are "restricted" shares that may not be resold into the public markets unless registered or subject to an exemption from registration, such as that provided under Rule 144 of the Securities Act of 1933. Furthermore, sales under Rule 144 may be subject to minimum holding periods and/or volume restrictions. These provisions permit the selling stockholders to sell their shares through exemptions granted by the United States federal securities laws. Upon effectiveness of this registration statement, if the selling domestic and non-United States stockholders decide to sell their shares, they will not be subject to any restrictions on the manner in which their shares may be sold and the Company's stock price could potentially be depressed by a large volume of shares sold into the public markets. All selling stockholders are individuals or entities who are not deemed to be underwriters participating in a distribution and, under United States securities laws, they may be free to sell their stock once this registration statement becomes effective.

In addition, in a Form 8-K filing on August 3, 2005 with the Securities and Exchange Commission, the company announced that Laurus Master Fund, Ltd. received 9,756,098 shares of stock resulting from the conversion of convertible notes and preferred stock. While this stock conversion resulted in reduction of corporate debt, it represents additional shares of common stock which may potentially affect the price of the company's stock. All of the shares issued to the Laurus Master Fund were the subject of an effective registration statement and may be resold at any time. The sale of the shares held by the Laurus Master Fund could depress the selling price of our stock.

                         DETERMINATION OF OFFERING PRICE

The offering price of the common stock to be offered pursuant to this prospectus is based solely on the market price of our common stock on September 8, 2005. The offering price is not an indication of and is not based on a computation of our actual value, nor does it necessarily bear any relationship to book value, assets or earnings of the Company or other recognized criteria of value. The offering price should not be regarded as an indication of the future market price of these securities.

                              SELLING STOCKHOLDERS

The following table sets forth the common stock ownership of the selling Stockholders as of August 30, 2005. Other than as set forth in the following table, the selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

Name                           No. Shares Owned       % Owned           No. Shares Owned  % Owned
                               Before Offering        Before Offer.     After Offer.      After Off.
----------------------------- ----------------------- ----------------- ---------------- -------------------
Cynthia Collier                              500,000         *                        0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Looi Keng Nam                              2,528,855       1.89%                230,000          *
----------------------------- ----------------------- ----------------- ---------------- -------------------
Michael Nuzhny                               294,117         *                        0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Dale Stonedahl                               500,000         *                        0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Kendle Rackley                               340,000         *                        0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Philip Slotnick                              104,000         *                    4,000          *
----------------------------- ----------------------- ----------------- ---------------- -------------------
Elliot Slotnick                              908,500         *                  708,500          *
----------------------------- ----------------------- ----------------- ---------------- -------------------
Lee Siew Hong                              3,554,025       2.66%                      0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Stephen Furst                                100,000         *                        0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Paula Kozlow                                  96,471         *                        0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Peter and Marie Dunkley                      304,878         *                        0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Philip Becker                                500,000         *                        0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Golden Pine Investment, Inc.               1,860,000       1.39%                      0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------
Pee Wee Partners, L.P.                        91,463         *                        0          0
----------------------------- ----------------------- ----------------- ---------------- -------------------

* Less than 1 %

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders. All of the net proceeds from the sale of our common stock will go to the selling stockholder.



                              PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the selling stockholders. We are paying all costs, expenses and fees in connection with the registration of shares offered by this prospectus. Brokerage commissions, if any, attributable to the sale of shares will be borne by the selling stockholder. Each selling stockholder of the common stock of Secured Digital and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock in the over-the-counter market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

     o    ordinary   brokerage   transactions  and  transactions  in  which  the
          broker-dealer solicits purchasers;

     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o    purchases  by  a   broker-dealer   as  principal  and  resale  by  the
          broker-dealer for its account;

     o    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     o    privately negotiated transactions;

     o broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

     o    a combination of any such methods of sale;

     o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

     o    any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, or under Rule 904 of Regulation S of the Securities and Exchange Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. These commissions and discounts relating to its sales of shares are not expected to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

None of our selling stockholders are broker-dealers or have any affiliation with any broker dealers. If the selling stockholders are deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders. In such case, any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

Each selling stockholder and any other person deemed to be participating in a distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by, selling stockholders and other persons participating in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

Any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that rule rather than pursuant to this prospectus.

Secured Digital is required to pay certain fees and expenses incurred incident to the registration of the shares. Secured Digital has agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We will keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholder without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.



                  DESCRIPTION OF SECURITIES TO BE REGISTERED

The rights evidenced by the shares of common stock to be registered hereunder are described below. Our total authorized capital stock is 350,000,000 shares of common stock and 1,000,000 shares of preferred stock. As of August 30, 2005, we had 127,348,798 outstanding shares and 6,387,580 shares are held as treasury shares. There were no outstanding shares of preferred stock.

Each holder of common stock is entitled to one vote per share held of record on all matters submitted to a vote of the stockholders. All shares of common stock are entitled to participate in any distributions or dividends that may be declared by the board of directors, subject to any preferential dividend rights of outstanding shares of preferred stock. Subject to prior rights of creditors, all shares of common stock are entitled, in the event of our liquidation, dissolution or winding up, to participate ratably in the distribution of all our remaining assets, after distribution in full of preferential amounts, if any, to be distributed to holders of preferred stock. There are no sinking fund provisions applicable to the common stock. Our common stock has no preemptive or conversion rights or other subscription rights. All of the shares of common stock offered by us under this prospectus will, when issued, be fully paid and non-assessable.

                                  LEGAL MATTERS

The validity of the issuance of the shares being offered hereby will be passed upon for us by the McDaniel Law Firm, Fort Lee, New Jersey. A member of the firm has received common stock of the company as consideration for legal services.



                                     EXPERTS

The audited consolidated financial statements of Secured Digital Applications, Inc., incorporated by reference in this prospectus, to the extent and for the periods indicated in their report, have been audited by GHP Horwath, P.C., an independent registered public accounting firm, and are included herein in reliance upon the authority of this firm as experts in accounting and auditing.




                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distributions.
------------------------------------------------------- -----------------
SEC registration fee                                    $            139
------------------------------------------------------- -----------------
Legal Fees and Expenses                                 $         25,000
------------------------------------------------------- -----------------
Accounting Fees and Expenses                            $          7,000
------------------------------------------------------- -----------------
Transfer Agent Fees                                     $          1,000
------------------------------------------------------- -----------------
Printing and Engraving                                  $          1,000
------------------------------------------------------- -----------------
Total                                                   $         34,139
------------------------------------------------------- -----------------

Item 15. Indemnification of Directors and Officers.

The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of the stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, Officer, Employee or Agent and shall inure to the benefit of the heirs, executors and administrators of such person.

The Board of Directors of the Company may also authorize the Company to indemnify employees or agents of the Company, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to directors and officers of the Company. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the "Securities Act") and is therefore unenforceable.

Item 16. Exhibits.

The exhibits filed as part of this Registration Statement are as follows:

Exhibit
Number                          Description
------- ------------------------------------------------------------------------

5.1     Opinion of Counsel

23.1    Consent from Independent Registered Public Accounting Firm

23.2    Consent from Counsel (incorporated in Exhibit 5.1)

Item 17. Undertakings

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes on volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

2. That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

6. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, at no charge, the latest quarterly (Form 10Q-SB) and annual reports (Form 10K-SB) to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14-a or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulations S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Petaling Jaya, State of Selangor, Malaysia, on September 9, 2005.





SECURED DIGITAL APPLICATIONS, INC.

By: /s/ Patrick Soon-Hock Lim
------------------------------
Patrick Soon-Hock Lim,
Chief Executive Officer and Chairman
(Principal Executive Officer)

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Patrick Soon-Hock Lim his or her true and lawful attorney in fact and agent, with full power of substitution and re-substitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated:



      Signature                         Title                         Date
      ---------                         -----                         ----

 /s/ Chee-Hong Leong             Chief Financial Officer           September 9, 2005
--------------------             and Principal Accounting Officer
     Chee-Hong Leong

/s/  Valerie Hoi-Fah Looi        Secretary and Director            September 9, 2005
-------------------------
     Valerie Hoi-Fah Looi

/s/  Wan Abdul Razak bin Muda    Director                          September 9, 2005
-----------------------------
    Wan Abdul Razak bin Muda


-----------------------------    Director                          September 9, 2005
Mark Deschaine


/S/  Patrick Soon-Hock Lim       Director                          September 9, 2005
------------------------------
     Patrick Soon-Hock Lim
